UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

GenVec, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	000-24469 (Commission File Number)	23-2705690 (I.R.S. Employer Identification No.)

910 Clopper Road Suite 220N Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (240) 632-0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01         Other Events

On November 16, 2016, GenVec, Inc. (the “Company”) announced that it will implement a one-for-10 reverse stock split of the Company’s outstanding shares of common stock (the “Reverse Stock Split”). The Company expects that the Reverse Stock Split will be effective with respect to stockholders of record at the close of business on November 30, 2016 and that trading of the Company’s common stock on the NASDAQ Capital Market will begin on a split-adjusted basis at the opening of trading on December 1, 2016. As a result of the Reverse Stock Split, each 10 shares of the Company’s common stock outstanding will be combined into one share of common stock and the total number of shares of common stock outstanding will be reduced from approximately 22.73 million shares to approximately 2.27 million shares. Stockholders will receive cash in lieu of any fraction of a share that stockholders would otherwise be entitled to receive as a result of the Reverse Stock Split.

At the Company’s 2016 Annual Meeting of Shareholders held on October 20, 2016, the Company’s stockholders previously authorized a reverse stock split of the Company’s outstanding shares of common stock, subject to further action of the Company’s Board of Directors. The Board of Directors proposed a reverse stock split primarily for the objective of raising the per share trading price of the Company’s common stock as needed to maintain the listing of the common stock on the NASDAQ Capital Market. As previously disclosed, on February 24, 2016, the Company received notification that it would be afforded 180 calendar days, or until August 22, 2016, to regain compliance with NASDAQ’s minimum bid price requirement (the “Bid Price Requirement”), and on August 23, 2016, the Company received notice that it had been afforded a second 180 calendar day grace period, or until February 21, 2017, to regain compliance. To regain compliance with the Bid Price Requirement, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days.

Statements herein relating to future financial or business performance, including with respect to the timing and effectiveness of the Reverse Stock Split and the Company’s ability to regain compliance with the Bid Price Requirement, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time, and there can be no assurance that the Company will be able to implement the Reverse Stock Split or regain compliance with the Bid Price Rule. Further information on the factors and risks that could affect the Company’s financial or business performance are contained in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risk factors discussed in Item 1A of Part I of the Company’s Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the SEC. These forward-looking statements speak only as of the date of this report, and the Company assumes no duty to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President, Chief Executive Officer and Corporate Secretary

Dated: November 16, 2016